                                                                    EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard L. Marcantonio, certify that:

1.    I have reviewed this annual report on Form 10-K of G&K Services, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

Date: September 16, 2004

                           By: /s/ Richard L. Marcantonio
                               ----------------------------------
                               Richard L. Marcantonio, President and
                                Chief Executive Officer
                               (Principal Executive Officer)

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